Exhibit 99.1

For Immediate Release

HOSPIRA REPORTS FOURTH-QUARTER AND FULL-YEAR 2009 RESULTS

— Provides Sales and Earnings Projections for 2010 —

LAKE FOREST, Ill., Feb. 4, 2010 — Hospira, Inc. (NYSE: HSP), a leading global specialty pharmaceutical and medication delivery company, today reported results for the fourth quarter and full year ended Dec. 31, 2009. For the fourth quarter of 2009, net sales were $1.1 billion, and adjusted* diluted earnings per share were $0.87. For the full year of 2009, net sales were $3.9 billion, and adjusted* diluted earnings per share were $3.11. (Adjusted* measures exclude certain specified items as described later in this press release and the attached schedules.)

“Driven by double-digit revenue and adjusted earnings growth, the fourth quarter concluded a year of transformation for Hospira. In addition to our strong financial performance, we made significant progress on many fronts, including augmenting our biogenerics program, launching a generic version of a blockbuster oncology drug, and advancing Project Fuel, our corporate-wide optimization initiative,” said Christopher B. Begley, chairman and chief executive officer. “Looking forward, we expect 2010 to be another good year of growth for Hospira. Backed by our commitment to strong execution and focus on sustained operational improvement, we continue to position Hospira for sustainable, long-term growth and increased shareholder value.”

Fourth-Quarter 2009 Results

The following table highlights selected financial results for the fourth quarter of 2009 compared to the same period in 2008:

In $ millions, except per share	GAAP Three Months Ended Dec. 31,		%	Adjusted* Three Months Ended Dec. 31,		%
amounts	2009	2008	Change	2009	2008	Change
Net Sales	$1,055.2	$913.7	15.5%	n/a	n/a	n/a
Gross Profit (Net Sales less Cost of Products Sold)	$395.0	$356.7	10.7%	$427.5	$376.4	13.6%
Income from Operations	$135.6	$155.7	(12.9)%	$204.2	$188.2	8.5%
Diluted EPS	$0.58	$0.65	(10.8)%	$0.87	$0.78	11.5%
Statistics (as a % of Net Sales)
Gross Profit (Net Sales less Cost of Products Sold)	37.4%	39.0%		40.5%	41.2%
Income from Operations	12.9%	17.0%		19.4%	20.6%

Results under U.S. Generally Accepted Accounting Principles (GAAP) include items as detailed in the schedules attached to this press release.

Net sales increased 15.5 percent to $1.1 billion in the fourth quarter of 2009, compared to $914 million in the fourth quarter of 2008.  The growth was driven mainly by an increase in Specialty Injectable Pharmaceuticals, primarily a result of the third-quarter 2009 launch of the generic chemotherapy agent oxaliplatin in solution form in the United States and strength in our proprietary sedation agent, Precedex™.

Adjusted* income from operations increased 8.5 percent to $204 million in the fourth quarter of 2009, compared to $188 million in the fourth quarter of 2008.  Driving the majority of the increase were higher net sales, more favorable product mix and improvements resulting from the company’s Project Fuel optimization initiatives.

Full-Year 2009 Results

The following table highlights selected financial results for the full-year 2009 compared to the same period in 2008:

In $ millions, except per share	GAAP Year Ended Dec. 31,		%	Adjusted* Year Ended Dec. 31,		%
amounts	2009	2008	Change	2009	2008	Change
Net Sales	$3,879.3	$3,629.5	6.9%	n/a	n/a	n/a
Gross Profit (Net Sales less Cost of Products Sold)	$1,456.4	$1,342.7	8.5%	$1,551.3	$1,426.5	8.7%
Income from Operations	$502.9	$517.8	(2.9)%	$738.0	$647.1	14.0%
Diluted EPS	$2.47	$1.99	24.1%	$3.11	$2.53	22.9%
Statistics (as a % of Net Sales)
Gross Profit (Net Sales less Cost of Products Sold)	37.5%	37.0%		40.0%	39.3%
Income from Operations	13.0%	14.3%		19.0%	17.8%

Net sales increased 6.9 percent to $3.9 billion for the year ended Dec. 31, 2009, compared to $3.6 billion for the prior year. The growth was driven mainly by Specialty Injectable Pharmaceuticals, with strong growth from the U.S. launch of oxaliplatin and strength in Precedex.

Adjusted* income from operations increased 14.0 percent to $738 million for the full year of 2009, compared to $647 million for the full year of 2008. Higher net sales volume and increased manufacturing efficiency, including the impact of Project Fuel optimization initiatives, were the major drivers of the full-year operating income performance. Partially offsetting these factors were the impact of costs associated with certain product corrective actions, as well as foreign exchange rate fluctuations.

Cash Flow

Cash flow from operations for the full-year 2009 was $945 million, compared to the  $584 million generated in 2008. The increase reflects stronger income from operations and favorable changes in working capital, which were primarily associated with the timing of the payment of rebate and chargeback accruals related to 2009 sales of oxaliplatin.

Capital expenditures were $159 million for the full year, compared to $164 million in 2008.  The decline was partly due to lower spending in 2009 than in 2008 related to the company’s facilities optimization initiatives.

2010 Projections

Hospira expects net sales growth for full-year 2010 to be approximately 6 to 8 percent on a constant-currency basis, excluding the projected year-over-year impact of oxaliplatin sales and business disposals. Including the impact of these items and foreign exchange, the company expects net sales to be flat to slightly up. Adjusted* diluted earnings per share for 2010 are expected to be in the range of $3.25 to $3.35.

The reconciliation between the projected 2010 adjusted* diluted earnings per share and GAAP diluted earnings per share follows:

Diluted earnings per share — adjusted*	$3.25 - $3.35

Estimated charges related to Project Fuel initiatives (mid-point of an estimated range of $0.28 to $0.32 per diluted share)	($0.30)

Estimated charges related to facilities optimization initiatives (mid-point of an estimated range of $0.04 to $0.06 per diluted share)	($0.05)

Estimated $58 million for the amortization of intangibles related to the Mayne Pharma acquisition	($0.24)

Diluted earnings per share — GAAP	$2.66 - $2.76

The estimated charges are shown net of tax of $51 million, which is calculated for the individual components of the provided ranges based on the statutory tax rate in the various tax jurisdictions in which the adjustments are expected to occur.

The company projects that cash flow from operations in 2010 will be in the $600 million to $650 million range. The year-over-year decrease in cash flow from operations includes the projected effect of timing related to rebate and chargeback payments associated with 2009 sales of oxaliplatin. Depreciation and amortization is expected to be between $235 million and $245 million. Capital expenditures are projected to be between $195 million and $215 million, primarily related to Information Technology projects associated with the company’s Project Fuel initiatives.

“The significant momentum we generated in 2009 has paved the way for continued progress in 2010,”said Begley. “With our robust product pipeline, anticipated advancements in both Specialty Injectable Pharmaceuticals and Medication Management Systems, combined with our focus on operational optimization through Project Fuel, Hospira is on track for another good year.”

*Use of Non-GAAP Financial Measures

Non-GAAP financial measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release.  For more information regarding these non-GAAP financial measures, please see Hospira’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on the date of this press release.

Webcast/Complementary Material

Hospira will hold a conference call for investors and media at 8 a.m. Central time on Thursday, Feb. 4, 2010. A live webcast of the conference call will be available on Hospira’s Web site at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup for receiving the webcast. In addition, complementary information will be available on the presentations page of the Investor Relations Web site at the beginning of the conference call. A replay will be available on the Hospira Web site for 30 days following the call.

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™. As the world leader in specialty generic injectable pharmaceuticals, Hospira offers one of the broadest portfolios of generic acute-care and oncology injectables, as well as integrated infusion therapy and medication management solutions. Through its products, Hospira helps improve the safety, cost and productivity of patient care. The company is headquartered in Lake Forest, Ill., and has approximately 13,500 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira’s results of operations, projections of certain charges and expenses, and other statements regarding Hospira’s goals and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, legal, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Stacey Eisen	Karen King
(224) 212-2276	(224) 212-2711

Media	Financial Community
Tareta Adams	Ruth Venning
(224) 212-2535	(224) 212-2774

###

Hospira, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except for per share amounts)

	Three Months Ended December 31,
	2009	2008	% Change
Net sales	$1,055.2	$913.7	15.5%

Cost of products sold	660.2	557.0	18.5%
Restructuring and impairment	15.1	8.6	75.6%
Research and development	79.7	53.0	50.4%
Selling, general and administrative	164.6	139.4	18.1%
Total operating costs and expenses	919.6	758.0	21.3%
Income From Operations	135.6	155.7	(12.9)%

Interest expense	26.1	29.0	(10.0)%
Other (income) expense, net	(2.5)	0.6	(516.7)%
Income Before Income Taxes	112.0	126.1	(11.2)%

Income tax expense	15.3	21.5	(28.8)%
Net Income	$96.7	$104.6	(7.6)%

Earnings Per Common Share:
Basic	$0.59	$0.66	(10.6)%
Diluted	$0.58	$0.65	(10.8)%

Weighted Average Common Shares Outstanding:
Basic	162.6	159.5	1.9%
Diluted	165.9	160.9	3.1%

Adjusted Gross Profit (1)(2)	$427.5	$376.4	13.6%
Adjusted Income From Operations (1)	$204.2	$188.2	8.5%
Adjusted Net Income (1)	$144.6	$126.3	14.5%
Adjusted Diluted Earnings Per Share (1)	$0.87	$0.78	11.5%

Statistics (as a % of net sales, except for income tax rate):

	GAAP Three Months Ended December 31,		Adjusted (1) Three Months Ended December 31,
	2009	2008	2009	2008
Gross Profit (2)	37.4%	39.0%	40.5%	41.2%
Income From Operations	12.9%	17.0%	19.4%	20.6%
Net Income	9.2%	11.4%	13.7%	13.8%
Income Tax Rate	13.7%	17.1%	19.9%	20.4%

(1)	Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures schedule.
(2)	Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.

Hospira, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except for per share amounts)

	Years Ended December 31,
	2009	2008	% Change
Net sales	$3,879.3	$3,629.5	6.9%

Cost of products sold	2,422.9	2,286.8	6.0%
Restructuring and impairment	94.2	22.4	320.5%
Research and development	240.5	211.9	13.5%
Acquired in-process research and development	—	0.5	(100.0)%
Selling, general and administrative	618.8	590.1	4.9%
Total operating costs and expenses	3,376.4	3,111.7	8.5%
Income From Operations	502.9	517.8	(2.9)%

Interest expense	106.3	116.2	(8.5)%
Other expense (income), net	11.8	(5.9)	(300.0)%
Income Before Income Taxes	384.8	407.5	(5.6)%

Income tax (benefit) expense	(19.1)	86.6	(122.1)%
Net Income	$403.9	$320.9	25.9%

Earnings Per Common Share:
Basic	$2.51	$2.02	24.3%
Diluted	$2.47	$1.99	24.1%

Weighted Average Common Shares Outstanding:
Basic	161.0	159.2	1.1%
Diluted	163.2	161.3	1.2%

Adjusted Gross Profit (1)(2)	$1,551.3	$1,426.5	8.7%
Adjusted Income From Operations (1)	$738.0	$647.1	14.0%
Adjusted Net Income (1)	$507.0	$408.1	24.2%
Adjusted Diluted Earnings Per Share (1)	$3.11	$2.53	22.9%

Statistics (as a % of net sales, except for income tax rate):

	GAAP Years Ended December 31,		Adjusted (1) Years Ended December 31,
	2009	2008	2009	2008
Gross Profit (2)	37.5%	37.0%	40.0%	39.3%
Income From Operations	13.0%	14.3%	19.0%	17.8%
Net Income	10.4%	8.8%	13.1%	11.2%
Income Tax Rate	(5.0)%	21.3%	20.3%	24.0%

(1)	Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures.
(2)	Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.

Hospira, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(dollars and shares in millions, except for per share amounts)

Three months ended December 31, 2009 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$395.0	$135.6	$96.7	$0.58
Specified items:
Project Fuel and related impairment charges(A)	13.8	31.0	19.7	0.12
Facilities Optimization charges (B)	5.4	8.3	5.4	0.03
Amortization of Mayne Pharma intangible assets (C)	13.3	13.3	11.4	0.07
Research and development charges (D)	—	16.0	11.4	0.07
Adjusted financial measures (3)	$427.5	$204.2	$144.6	$0.87

GAAP results for the three months ended December 31, 2009 include:
(A)

Project Fuel and related impairment charges: $13.8 million reported in Cost of products sold, $12.2 million reported in Restructuring and impairment, $0.7 million reported in Research and development and $4.3 million reported in Selling, general and administrative. Project Fuel initiatives include costs for severance and other employee benefits, process optimization implementation, exit costs and other asset charges. Impairment charges relate to non-strategic businesses and underlying assets committed for disposal including related property and equipment.

(B)

Facilities Optimization charges: $5.4 million reported in Cost of products sold and $2.9 million reported in Restructuring and impairment. These charges relate to facilities optimization from the closure or departure from certain manufacturing and research and development (“R&D”) facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

(C)	Amortization of Mayne Pharma Limited (“Mayne Pharma”) intangible assets resulting from the Mayne Pharma acquisition is reported in Cost of products sold.
(D)

Research and development charges resulting from an initial payment related to an agreement and corresponding milestones reached for development of an oncology product that has not yet achieved regulatory approval.

Three months ended December 31, 2008 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$356.7	$155.7	$104.6	$0.65
Specified items:
Facilities Optimization charges (A)	0.9	9.5	6.1	0.04
Amortization of Mayne Pharma intangible assets (B)	16.0	16.0	10.9	0.06
Integration-related charges (C)	2.8	7.0	4.7	0.03
Adjusted financial measures (3)	$376.4	$188.2	$126.3	$0.78

GAAP results for the three months ended December 31, 2008 include:
(A)	Facilities Optimization charges: $0.9 million reported in Cost of products sold and $8.6 million reported in Restructuring and impairment.
(B)	Amortization of Mayne Pharma intangible assets is reported in Cost of products sold.
(C)

Integration-related charges: $2.8 million reported in Cost of products sold and $4.2 million reported in Selling, general and administrative. These charges relate to the integration of Mayne Pharma and other acquisitions into our operations and include costs for closure of facilities, termination of lease agreements, severance and other employee benefit costs.

(1)	Gross profit is defined as Net sales less Cost of products sold.
(2)

Adjusted Net Income is shown net of tax of $36.0 million and $32.3 million for the three months ended December 31, 2009 and 2008, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred.

(3)

The Non-GAAP financial measures contained in this press release (including adjusted gross profit, adjusted income from operations, adjusted net income and adjusted diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira’s filing on Form 8-K filed on February 4, 2010 for additional information.

Hospira, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(dollars and shares in millions, except for per share amounts)

Year ended December 31, 2009 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$1,456.4	$502.9	$403.9	$2.47
Specified items:
Project Fuel and related impairment charges(A)	26.4	136.5	111.2	0.69
Facilities Optimization charges (B)	14.3	28.4	18.8	0.12
Amortization of Mayne Pharma intangible assets (C)	54.2	54.2	37.3	0.23
Research and development charges (D)	—	16.0	11.1	0.07
Impairment of marketable equity securities (E)	—	—	16.6	0.10
Resolution of IRS tax audit benefit (F)	—	—	(91.9)	(0.57)
Adjusted financial measures (3)	$1,551.3	$738.0	$507.0	$3.11

GAAP results for the year ended December 31, 2009 include:
(A)

Project Fuel and related impairment charges: $26.4 million reported in Cost of products sold, $80.1 million reported in Restructuring and impairment, $3.3 million reported in Research and development and $26.7 million reported in Selling, general and administrative. Project Fuel initiatives include costs for severance and other employee benefits, process optimization implementation, exit costs and other asset charges. Impairment charges relate to non-strategic businesses and underlying assets committed for disposal including related property and equipment, allocated goodwill and intangible assets.

(B)

Facilities Optimization charges: $14.3 million reported in Cost of products sold and $14.1 million reported in Restructuring and impairment. These charges relate to facilities optimization from the closure or departure from certain manufacturing and research and development (“R&D”) facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

(C)	Amortization of Mayne Pharma Limited (“Mayne Pharma”) intangible assets resulting from the Mayne Pharma acquisition is reported in Cost of products sold.
(D)

Research and development charges resulting from an initial payment related to an agreement and corresponding milestones reached for development of an oncology product that has not yet achieved regulatory approval.

(E)	Impairment of marketable equity securities is reported in Other expense (income), net.
(F)

Resolution of IRS tax audit benefit of $91.9 million reported in Income tax (benefit) expense. This discrete income tax benefit is related to the completion and effective settlement of U.S. tax return audits.

Year ended December 31, 2008 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$1,342.7	$517.8	$320.9	$1.99
Specified items:
Facilities Optimization charges (A)	12.4	35.4	22.1	0.14
Amortization of Mayne Pharma intangible assets (B)	62.8	62.8	42.3	0.26
Integration-related charges (C)	8.6	30.6	22.3	0.14
Acquired in-process research and development	—	0.5	0.5	—
Adjusted financial measures (3)	$1,426.5	$647.1	$408.1	$2.53

GAAP results for the year ended December 31, 2008 include:
(A)	Facilities Optimization charges: $12.4 million reported in Cost of products sold, $22.4 million reported in Restructuring and impairments and $0.6 million reported in R&D.
(B)	Amortization of Mayne Pharma intangible assets is reported in Cost of products sold.
(C)

Integration-related charges: $8.6 million reported in Cost of products sold, $1.0 million reported in R&D and $21.0 million reported in Selling, general and administrative.These charges relate to the integration of Mayne Pharma and other acquisitions into our operations and include costs for closure of facilities, termination of lease agreements, severance and other employee benefit costs.

(1)   Gross profit is defined as Net sales less Cost of products sold.

(2)   Adjusted Net Income is shown net of tax of $129.5 million and $128.7 million for the years ended December 31, 2009 and 2008, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred.

(3)   The Non-GAAP financial measures contained in this press release (including adjusted gross profit, adjusted income from operations, adjusted net income and adjusted diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira’s filing on Form 8-K filed on February 4, 2010 for additional information.

Hospira, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(dollars in millions)

	December 31,	December 31,
	2009	2008
Assets
Current Assets:
Cash and cash equivalents	$946.0	$483.8
Trade receivables, less allowances of $6.2 in 2009 and $6.7 in 2008	498.1	583.4
Inventories	755.4	830.5
Deferred income taxes	185.9	172.2
Prepaid expenses	34.3	35.7
Other receivables	41.5	43.7
Assets held for sale	65.0	—
Total Current Assets	2,526.2	2,149.3
Property and equipment, net	1,147.8	1,192.1
Intangible assets, net	406.5	404.4
Goodwill	1,243.4	1,167.4
Deferred income taxes	54.5	70.1
Investments	49.3	37.6
Other assets	75.2	53.2
Total Assets	$5,502.9	$5,074.1

Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$23.6	$338.3
Trade accounts payable	229.5	231.5
Salaries, wages and commissions	176.5	144.7
Deferred income taxes	0.1	1.5
Other accrued liabilities	438.3	331.5
Liabilities related to assets held for sale	13.9	—
Total Current Liabilities	881.9	1,047.5
Long-term debt	1,707.3	1,834.0
Deferred income taxes	18.6	25.2
Post-retirement obligations and other long-term liabilities	271.4	391.0
Commitments and Contingencies
Total Shareholders’ Equity	2,623.7	1,776.4
Total Liabilities and Shareholders’ Equity	$5,502.9	$5,074.1

Hospira, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(dollars in millions)

	Years Ended December 31,
	2009	2008

Cash Flow From Operating Activities:
Net income	$403.9	$320.9
Adjustments to reconcile net income to net cash from operating activities-
Depreciation	168.6	183.2
Amortization of intangible assets	61.5	68.7
Write-off of acquired in-process research and development	—	0.5
Stock-based compensation expense	40.5	42.0
Deferred income taxes and other tax adjustments	(66.3)	43.5
Impairment and other asset charges	95.8	—
Net gains on sales of assets	—	(3.0)
Changes in assets and liabilities-
Trade receivables	97.2	(55.4)
Inventories	54.4	(117.9)
Prepaid expenses and other assets	8.2	12.9
Trade accounts payable	(4.2)	49.5
Other liabilities	107.5	15.8
Other, net	(22.2)	23.4
Net Cash Provided by Operating Activities	944.9	584.1

Cash Flow From Investing Activities:
Capital expenditures (including instruments placed with or leased to customers)	(159.4)	(164.3)
Acquisitions, net of cash acquired, and payments for contingent consideration	(86.6)	(26.1)
Purchases of intangibles and other investments	(14.3)	(50.8)
Proceeds from disposition of businesses and assets	49.2	0.8
Purchases of marketable equity securities	—	(24.5)
Net Cash Used in Investing Activities	(211.1)	(264.9)

Cash Flow From Financing Activities:
Issuance of long-term debt, net of fees paid	246.7	—
Repayment of long-term debt	(681.2)	(95.2)
Other borrowings, net	2.6	6.3
Excess tax benefit from stock-based compensation arrangements	0.8	1.0
Proceeds from stock options exercised	122.5	27.8
Net Cash Used in Financing Activities	(308.6)	(60.1)

Effect of exchange rate changes on cash and cash equivalents	37.0	(16.4)

Net change in cash and cash equivalents	462.2	242.7
Cash and cash equivalents at beginning of year	483.8	241.1
Cash and cash equivalents at end of year	$946.0	$483.8

Supplemental Cash Flow Information:
Cash paid during the year-
Interest	$108.7	$120.8
Income taxes, net of refunds	$28.4	$14.9

Hospira, Inc.

Net Sales by Product Line

(Unaudited)

(dollars in millions)

	Three Months Ended December 31,				Years Ended December 31,
	2009	2008	% Change at Actual Currency Rates	% Change at Constant Currency Rates (1)	2009	2008	% Change at Actual Currency Rates	% Change at Constant Currency Rates (1)
Americas–
Pharmaceuticals
Specialty Injectables	$439.2	$347.2	26.5%	25.1%	$1,589.9	$1,328.9	19.6%	20.3%
Other Pharma	153.2	147.6	3.8%	3.0%	556.4	522.0	6.6%	7.8%
	592.4	494.8	19.7%	18.5%	2,146.3	1,850.9	16.0%	16.7%
Devices
Medication Management Systems	148.0	140.6	5.3%	3.1%	559.7	558.9	0.1%	1.2%
Other Devices	83.1	85.8	(3.1)%	(4.9)%	357.3	368.5	(3.0)%	(2.3)%
	231.1	226.4	2.1%	0.0%	917.0	927.4	(1.1)%	(0.2)%
Total Americas	823.5	721.2	14.2%	12.7%	3,063.3	2,778.3	10.3%	11.1%

Europe, Middle East & Africa–
Pharmaceuticals
Specialty Injectables	76.7	63.2	21.4%	9.7%	272.0	287.4	(5.4)%	2.1%
Other Pharma	39.7	31.9	24.5%	12.9%	128.4	152.1	(15.6)%	(8.8)%
	116.4	95.1	22.4%	10.7%	400.4	439.5	(8.9)%	(1.7)%
Devices
Medication Management Systems	22.1	16.7	32.3%	18.6%	77.8	75.9	2.5%	8.6%
Other Devices	15.1	16.0	(5.6)%	(19.4)%	64.6	68.4	(5.6)%	0.9%
	37.2	32.7	13.8%	0.0%	142.4	144.3	(1.3)%	4.9%
Total Europe, Middle East & Africa	153.6	127.8	20.2%	8.0%	542.8	583.8	(7.0)%	(0.1)%

Asia Pacific–
Pharmaceuticals
Specialty Injectables	62.4	50.1	24.6%	0.6%	211.4	205.4	2.9%	7.2%
Other Pharma	4.3	3.1	38.7%	9.7%	16.4	15.2	7.9%	17.8%
	66.7	53.2	25.4%	1.1%	227.8	220.6	3.3%	7.9%
Devices
Medication Management Systems	6.2	4.4	40.9%	25.0%	21.2	19.9	6.5%	11.1%
Other Devices	5.2	7.1	(26.8)%	(39.4)%	24.2	26.9	(10.0)%	(8.9)%
	11.4	11.5	(0.9)%	(14.8)%	45.4	46.8	(3.0)%	(0.4)%
Total Asia Pacific	78.1	64.7	20.7%	(1.7)%	273.2	267.4	2.2%	6.5%

Net Sales	$1,055.2	$913.7	15.5%	11.0%	$3,879.3	$3,629.5	6.9%	9.0%

Global–
Pharmaceuticals
Specialty Injectables	$578.3	$460.5	25.6%	20.3%	$2,073.3	$1,821.7	13.8%	15.9%
Other Pharma	197.2	182.6	8.0%	4.8%	701.2	689.3	1.7%	4.4%
	775.5	643.1	20.6%	15.9%	2,774.5	2,511.0	10.5%	12.7%

Devices
Medication Management Systems	176.3	161.7	9.0%	5.3%	658.7	654.7	0.6%	2.3%
Other Devices	103.4	108.9	(5.1)%	(9.3)%	446.1	463.8	(3.8)%	(2.2)%
	279.7	270.6	3.4%	(0.6)%	1,104.8	1,118.5	(1.2)%	0.4%

Net Sales	$1,055.2	$913.7	15.5%	11.0%	$3,879.3	$3,629.5	6.9%	9.0%

(1)    The Non-GAAP financial measures contained in this press release include comparisons at constant currency rates (reflecting comparative local currency balances at prior period foreign exchange rates), which we define as current period net sales excluding the impact of the change in foreign exchange rates less prior period reported net sales divided by prior period reported net sales. This financial measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this financial measure aids in the understanding of our change in net sales without the impact of foreign currency. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP.

Hospira, Inc.

Segment Information

(Unaudited)

(dollars in millions)

	Three Months Ended December 31,
	Net Sales			Income from Operations
	2009	2008	% Change	2009		2008		% Change

Americas	$823.5	$721.2	14.2%	$173.9	A	$172.0	A	1.1%
Europe, Middle East & Africa	153.6	127.8	20.2%	(7.8	)B	2.1	B	(471.4)%
Asia Pacific	78.1	64.7	20.7%	3.1	C	9.4	C	(67.0)%
Total reportable segments	$1,055.2	$913.7	15.5%	169.2		183.5		(7.8)%
Corporate functions				(24.6	)D	(19.0	)D	29.5%
Stock-based compensation				(9.0)		(8.8)		2.3%
Income from operations				135.6		155.7		(12.9)%
Interest expense and other expense, net				(23.6)		(29.6)		(20.3)%
Income before income taxes				$112.0		$126.1		(11.2)%

Included in the reported Income before income taxes above, are the following charges:

A – Americas
Project Fuel and related impairment	$19.2	$—
Facilities Optimization	8.3	9.5
Amortization of Mayne Pharma intangible assets	4.8	4.2
Integration-related	—	1.6
Total Americas	32.3	15.3

B – Europe, Middle East & Africa
Project Fuel and related impairment	5.7	—
Amortization of Mayne Pharma intangible assets	4.0	8.1
Integration-related	—	0.5
Research and development	16.0	—
Total Europe, Middle East & Africa	25.7	8.6

C – Asia Pacific
Project Fuel and related impairment	1.5	—
Amortization of Mayne Pharma intangible assets	4.5	3.7
Integration-related	—	1.8
Total Asia Pacific	6.0	5.5

D – Corporate functions
Project Fuel and related impairment	4.6	—
Integration-related	—	3.1
Total Corporate functions	4.6	3.1

Total	$68.6	$32.5

Hospira, Inc.

Segment Information

(Unaudited)

(dollars in millions)

	Years Ended December 31,
	Net Sales			Income from Operations
	2009	2008	% Change	2009		2008		% Change

Americas	$3,063.3	$2,778.3	10.3%	$625.5	A	$598.0	A	4.6%
Europe, Middle East & Africa	542.8	583.8	(7.0)%	1.8	B	12.8	B	(85.9)%
Asia Pacific	273.2	267.4	2.2%	7.0	C	23.0	C	(69.6)%
Total reportable segments	$3,879.3	$3,629.5	6.9%	634.3		633.8		0.1%
Corporate functions				(90.9	)D	(74.0	)D	22.8%
Stock-based compensation				(40.5)		(42.0)		(3.6)%
Income from operations				502.9		517.8		(2.9)%
Interest expense and other expense, net				(118.1	)E	(110.3	)E	7.1%
Income before income taxes				$384.8		$407.5		(5.6)%

Included in the reported Income before income taxes above, are the following charges:

A – Americas
Project Fuel and related impairment	$101.2	$—
Facilities Optimization	28.4	35.4
Amortization of Mayne Pharma intangible assets	17.9	19.2
Integration-related	—	3.7
Acquired in-process research and development	—	0.5
Total Americas	147.5	58.8

B – Europe, Middle East & Africa
Project Fuel and related impairment	9.7	—
Amortization of Mayne Pharma intangible assets	20.1	25.8
Integration-related	—	10.6
Research and development	16.0	—
Total Europe, Middle East & Africa	45.8	36.4

C – Asia Pacific
Project Fuel and related impairment	10.8	—
Amortization of Mayne Pharma intangible assets	16.2	17.8
Integration-related	—	8.5
Total Asia Pacific	27.0	26.3

D – Corporate functions
Project Fuel and related impairment	14.8	—
Integration-related	—	7.8
Total Corporate functions	14.8	7.8

E – Interest expense and other expense (income), net
Impairment of marketable equity securities	16.6	—
Total Interest expense and other expense (income), net	16.6	—

Total	$251.7	$129.3